EXHIBIT 10.3

AMENDMENT NUMBER 1
TO EXECUTIVE EMPLOYMENT AGREEMENT

This AMENDMENT is in clarification and amendment of that certain EXECUTIVE EMPLOYMENT AGREEMENT ("Agreement") dated March 28, 2013, (“Effective Date”) by and between T Bancshares, Inc., and its wholly owned subsidiary T Bank, N.A. ("Company"), and D. Craig Barnes ("Executive"), to which this AMENDMENT NUMBER 1 is attached and of which it is hereby made a part.

The Agreement is hereby supplemented and amended as follows:

1.   Definitions. All terms defined in the Agreement and not otherwise defined herein shall have the same meanings where used herein.

2.   Paragraph 3.a. is deleted in its entirety and replaced with the following to be and read: “So long as Executive is employed by the Company in good standing, commencing on May 15, 2015, the Company agrees to compensate the Executive on a salary basis of 5,500.00 semi-monthly.”

3.   General.

(a) Except as expressly amended and supplemented hereby, the Agreement remains in full force and effect.

(b) In the event of any conflict between the terms and conditions of this Amendment and the terms and conditions of the Agreement, the terms and conditions of this Amendment shall prevail.

Executed this 11th day of May, 2015

EXECUTIVE

/s/ Shari Jensen	/s/ D. Craig Barnes
WITNESS	D. Craig Barnes

T BANK N.A.

/s/ Shari Jensen	/s/ Patrick Howard
WITNESS	President& CEO

T BANCSHARES, INC.

/s/ Shari Jensen	/s/ Patrick Howard
Witness	President & CEO